EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-223767, 333-195517, 333-210375, 333-230487, 333-236635, 333-255784, 333-266697 and 333-273997) on Form S-8, and (Nos. 333-265203 and 333-268297) on Form F-3 of our report dated March 21, 2024, with respect to the consolidated financial statements of MediWound Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Haifa, Israel
March 21, 2024